UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2007 (December 31, 2006)

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

5201 TRUXTUN AVE., STE. 300, BAKERSFIELD, CA (Address of Principal Executive Offices)	93309 (Zip Code)

Registrant’s telephone number, including area code: (661) 616-3900

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 31, 2006, Donald A. Dale retired from the position of controller of Berry Petroleum Company (Berry) and as Berry's principal accounting officer. Mr. Dale will continue as a part-time employee for an indeterminate time.

Item 5.02 (c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 1, 2007, Steven B. Wilson, 43, was promoted to the position of controller and was named as the principal accounting officer of Berry. Mr. Wilson had been assistant controller since November 2003 and before joining Berry in November 2003, was the vice president of finance and administration for Accela, Inc., a software development company, for three years. Prior to that, he held finance functions in select companies and in public accounting. He is a graduate of Brigham Young University’s accounting program, earning a Bachelor of Science degree with honors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Ralph J. Goehring
Ralph J. Goehring
Executive Vice President & Chief Financial Officer

Date: January 5, 2007